united states

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2025

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40579	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 25, 2025, the U.S. Bureau of Reclamation (“USBR”), Fenner Valley Water Authority, and Fenner Gap Mutual Water Company, a mutual water company managed by Cadiz Inc. (the “Company”), entered into a Memorandum of Understanding (the “MOU”) to develop data on potential opportunities for water augmentation of the Colorado River through the Company’s proposed Mojave Groundwater Bank project (“MGB”) in San Bernardino County, California.

The MOU establishes a framework for collaboration among the parties to share data, tools, and research concerning potential opportunities for water augmentation and aquifer storage associated with the MGB. Under the MOU, USBR will study whether conserved water supply from the MGB could be delivered to Lake Mead via an exchange or augmentation into the Colorado River Aqueduct and evaluate the potential of non-tributary conserved water and aquifer storage, along with related projects, to provide substantial benefits in the Lower Colorado River Basin. The effort is expected to support ongoing federal and state initiatives to address drought conditions, declining reservoir levels, and the need for increased water storage and drought resiliency in Southern California and the Lower Colorado River Basin.

Under the MOU, the parties will finalize the scope of the collaboration and enter into a cost-sharing agreement. The MOU is legally non-binding and does not require any party to take action that exceeds its legal authority or otherwise take any action without compliance with all laws, policies and regulations. It will remain in effect for an initial five-year term and will automatically renew for additional five-year terms unless terminated in writing by one or more parties.

A copy of the MOU is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the MOU is qualified in its entirety by reference to the full text of the MOU filed herewith.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Memorandum of Understanding, effective as of September 25, 2025, among the Bureau of Reclamation, Fenner Valley Water Authority, and Fenner Gap Mutual Water Company.

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "would,” "will,” "intends,” "anticipates,” "believes,” "estimates,” "projects,” "forecasts,” "expects,” "plans,” and "proposes.” These forward-looking statements include, but are not limited to, statements regarding the anticipated collaboration under the MOU and its potential benefits to Cadiz and Colorado River Basin water management. Although Cadiz believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results or events to differ materially from those reflected in Cadiz’s forward-looking statements include risks related to whether the parties continue to collaborate under the MOU; the ability to complete the studies contemplated by the MOU; whether such studies demonstrate the anticipated benefits of the proposed MGB to management of Colorado River water resources; potential changes in laws or regulations that may affect the contemplated efforts under the MOU; and other risks and uncertainties and other factors and considerations detailed in Cadiz’s Securities and Exchange Commission filings including its annual report on Form 10-K for the year ended December 31, 2024 and subsequent Exchange Act and Securities Act filings. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date: September 26, 2025